UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009 (October 23, 2009)

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-148847	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2009, KAR Holdings, Inc. (the “Company”), as borrower, and KAR Holdings II, LLC (the “LLC”), as guarantor, entered into the Second Amendment, dated October 23, 2009 (the “Amendment”), to Credit Agreement, dated April 20, 2007 (as so amended, the “Credit Agreement”), with the several lenders party thereto, Bear Stearns Corporate Lending Inc., as resigning administrative agent, and JPMorgan Chase Bank, N.A., as successor administrative agent. The Amendment also amended the Guarantee and Collateral Agreement, dated April 20, 2007, made by the Company, the LLC and the subsidiary guarantors party thereto in favor of the administrative agent under the Credit Agreement.

The Amendment, among other things, (i) allows KAR Holdings II, LLC to own less than 100% of the outstanding capital stock of the Company, (ii) permits the Company to use a portion of the proceeds from its previously announced proposed initial public offering of common stock (the “Offering”) and any future offering of common stock of the Company plus unrestricted cash on hand at the time of the Offering to repay, redeem, repurchase or defease, or segregate funds with respect to, its unsecured notes, (iii) permits the Company to pay accelerated management fees to its equity sponsors in connection with the termination of the Company’s financial advisory agreements with each of them and (iv) increases the rate of interest on both the term loan and revolving loan borrowings under the Credit Agreement to a rate of LIBOR plus a margin of 2.75%, in each case, after the satisfaction of certain conditions precedent, including the consummation of the Offering and the optional prepayment of $250,000,000 or more of the term loans.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this Report that are not historical facts (including, but not limited to, expectations regarding the Offering) are forward-looking statements. Words such as “will,” “expects,” “intends,” “seeks” and similar expressions identify forward-looking statements. No assurance can be given that the Offering will be consummated. Consummation of the Offering is subject to numerous conditions and factors, many of which are beyond the Company’s control, including conditions prevailing in the capital markets, economic, political and market factors affecting the demand for the Company’s securities, and other factors including those described in “Risk Factors” described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings with the Securities and Exchange Commission. Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this Report are made as of the date on which they are made and the Company does not undertake to update the Company’s forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment, dated October 23, 2009, to Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings, Inc., as borrower, KAR Holdings II, LLC, as guarantor, the several lenders from time to time parties thereto, and the other parties named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2009	KAR Holdings, Inc.

/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment, dated October 23, 2009, to Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings, Inc., as borrower, KAR Holdings II, LLC, as guarantor, the several lenders from time to time parties thereto, and the other parties named therein